EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:

(1)          this periodic report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Advanced BioEnergy, LLC.

Dated:  February 14, 2007

/s/Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

/s/ Richard Peterson
Richard Peterson
Chief Financial Officer